Exhibit 10.7A

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT dated as of March 14, 2012 (this “Agreement”) is entered into among LifeLock, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer have entered into that certain Credit Agreement dated as of February 7, 2012 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders provide the consent and amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Notwithstanding the terms of Sections 7.01(b)(i), 7.01(c), 7.02(a), 7.02(d), 7.02(f) and 7.02(j) of the Credit Agreement, the Administrative Agent and the Lenders hereby agree that the Loan Parties shall have until June 15, 2012 to deliver (a) (i) the financial statements for the fiscal year ending December 31, 2011 required by Section 7.01(c) of the Credit Agreement, (ii) a Compliance Certificate required by Section 7.02(a) of the Credit Agreement to accompany the financial statements for the fiscal year ending December 31, 2011 required by Section 7.01(a) of the Credit Agreement and (b) (i) the financial statements for the fiscal quarter ending March 31, 2012 required by Section 7.01(b)(i) of the Credit Agreement, (ii) a Compliance Certificate required by Section 7.02(a) of the Credit Agreement to accompany the financial statements for the fiscal quarter ending March 31, 2012 required by Section 7.01(b)(i) of the Credit Agreement and (iii) the certificates of a Responsible Officer of the Borrower required by Sections 7.02(d), 7.02(f) and 7.02(j) of the Credit Agreement, respectively, in each case to accompany the financial statements for the fiscal quarter ending March 31, 2012 required by Section 7.01(b)(i) of the Credit Agreement. The above consent shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Sections 7.01 and 7.02 of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future. The consent is limited solely to the specific consent identified above and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

2. Amendments. The Credit Agreement is hereby amended as follows:

(a) Clause (x)(A) in the definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(A) seventy-five percent (75%) of Consolidated Cash EBITDA for the twelve month period ending as of the most recent fiscal period end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b)(i) and

(b) Section 7.02(j) of the Credit Agreement is hereby amended to read as follows:

(j) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b)(i), a certificate of a Responsible Officer of the Borrower (i) listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since the date of the prior certificate (or, in the case of the first such certificate, the Funding Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since the date of the prior certificate (or, in the case of the first such certificate, the Funding Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Funding Date), and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

(c) The last sentence of the last paragraph of Section 7.02 of the Credit Agreement is hereby amended to read as follows:

Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

(d) The proviso in the second sentence of Section 11.06(d) of the Credit Agreement is hereby amended to read as follows:

provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant.

3. Conditions Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and Bank of America, N.A., as Administrative Agent.

4. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

(b) Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c) The Borrowers and the Guarantors hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(iii) No consent, approval, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(d) The Loan Parties represent and warrant to the Lenders that after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	LIFELOCK, INC., a Delaware corporation

	By:	/s/ Chris Power
Name: Chris Power
Title: Chief Financial Officer

GUARANTORS:	ID ANALYTICS, INC.,
a Delaware corporation

	By:	/s/ Chris Power
Name: Chris Power Title: Executive Vice President

IDA, INC., a Delaware corporation

	By:	/s/ Chris Power
Name: Chris Power Title: Executive Vice President

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Rosanne Parsill
Name: Rosanne Parsill Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
As Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Julie Yamauchi
Name: Julie Yamauchi Title: Senior Vice President

SILICON VALLEY BANK, As Lender

By:	/s/ Jesse Meyer
Name: Jesse Meyer Title: Relationship Manager

ROYAL BANK OF CANADA

By:	/s/ Suzanne Kaicher
Name: Suzanne Kaicher Title: Attorney-In-Fact